                                                                                                                                                      Exhibit D
                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement"),  dated as of February 13,
2004,  is made  and  entered  into  by and  among  Decorize,  Inc.,  a  Delaware corporation  (the  "Company"),  and Quest Capital  Alliance,  L.L.C., a Missouri
limited liability company ("Quest"),  and SRC Holdings  Corporation,  a Missouri
corporation ("SRC") (Quest and SRC are collectively referred to as "Holders").

                                   WITNESSETH:

     WHEREAS,  the Company has entered  into that  certain  Securities  Purchase
Agreement  dated  February  13,  2004 (the  "Purchase  Agreement"),  whereby the
Company  will sell,  and Quest and SRC will  acquire,  certain of the  Company's securities  on the  terms  and  subject  to the  restrictions  contained  in the
Purchase Agreement; and

     WHEREAS,  in  consideration  of the  acquisition  by  Quest  and SRC of the
Company's  securities as described in, and pursuant to, the Purchase  Agreement, the Company has agreed to grant  Holders  the  registration  rights set forth in this Agreement;

     NOW,  THEREFORE,  in  consideration of the  representations,  covenants and agreements contained herein, and certain other good and valuable  consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The terms  defined in this  Article I shall have for all  purposes  of this
Agreement the respective meanings set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Common  Stock"  shall  mean the  Common  Stock,  $.001 par  value,  of the
Company,  and any  other  class of  capital  stock of the  Company  that is duly authorized and issued from time to time that does not have  preferential  rights as to dividends or distributions of the Company's assets over any other class of capital stock of the Company, including any shares issued in exchange for shares of Common Stock upon any recapitalization by the Company.

     "Exchange  Act" shall mean the  Securities  and Exchange Act of 1934, as it may be amended from time to time.

     "Misstatement"  shall mean an untrue  statement  of a  material  fact or an omission  to state a  material  fact  required  to be stated  in a  Registration
Statement or  Prospectus or necessary to make the  statements in a  Registration
Statement or Prospectus not misleading.

     "Person" shall mean a natural person,  partnership,  corporation,  business trust,  association,  joint venture or other entity or a government or agency or political subdivision thereof.

     "Prospectus"  shall  mean  the  prospectus  included  in  any  Registration
Statement,  as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

     "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of even date herewith, to which the Company and the Holders are parties.

     "Registrable  Security" shall mean (a) an outstanding share of Common Stock issued by the Company to any of the Holders pursuant to the Purchase  Agreement, including  without  limitation any shares of Common Stock issued to Quest or SRC upon their  respective  exercise of the  Warrants  (as  defined in the  Purchase
Agreement) or the conversion by Quest or SRC of the Preferred  Stock (as defined in the Purchase  Agreement) they acquire under the Purchase  Agreement,  and (b)
any  security  issued or issuable  with respect to such Common Stock by way of a stock  dividend or stock split or in connection  with a  combination  of shares, recapitalization,  merger, consolidation or reorganization;  provided, that, any such share or security shall be deemed to be Registrable Security only if and so long as it is a Transfer Restricted Security.

     "Registration"  shall mean a Demand Registration  described in Section 2(a)
and a Piggyback Registration described in Section 2(b) hereof.

     "Registration   Expenses"  shall  mean  the  out-of-pocket  expenses  of  a
Registration, including without limitation the following:

          (1) all  registration  and filing fees (including fees with respect to filings  required to be made with the National  Association  of  Securities
     Dealers,  Inc.) and any  securities  exchange on which the Common  Stock is then listed;

          (2) fees and expenses of compliance  with  securities or blue sky laws
     (including   reasonable   fees  and   disbursements   of  counsel  for  the
     underwriters in connection with blue sky  qualifications of the Registrable
     Securities);

          (3) printing, messenger, telephone and delivery expenses;

          (4) reasonable fees and disbursements of counsel for the Company; and

          (5) reasonable fees and  disbursements  of all  independent  certified public accountants of the Company incurred  specifically in connection with such Registration.

     "Registration Statement" shall mean any registration statement which covers
Registrable  Securities pursuant to the provisions of this Agreement,  including the Prospectus included in such registration  statement,  amendments  (including post-effective  amendments) and supplements

to  such  registration   statement,   and  all  exhibits  to  and  all  material
incorporated by reference in such registration statement.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities  Act" shall mean the  Securities  Act of 1933,  as amended from time to time.

     "Transfer  Restricted  Security"  shall  mean  an  issued  and  outstanding security that has not been sold to or through a broker, dealer or underwriter in a  public  distribution  or other  public  securities  transaction  or sold in a transaction exempt from the registration and prospectus delivery requirements of the  Securities Act under Rule 144(k)  promulgated  thereunder (or any successor rule other than Rule 144A). A security  shall cease being a Transfer  Restricted
Security if (i) all stop  transfer  instructions  or notations  and  restrictive legends with respect to such  security are eligible to be removed,  and (ii) the
Holders of such  security has received an opinion of counsel to the Company,  to the effect that such shares in such Holder's  hands are freely  transferable  in any public or private transaction without  registration under the Securities Act
(or such Holders has waived receipt of such opinion).

     "Underwritten   Registration"  or  "Underwritten  Offering"  shall  mean  a
Registration  in which  securities of the Company are sold to an underwriter for distribution to the public.

                                   ARTICLE II
                                  REGISTRATIONS

     2.01 Demand Registration.

          (a) Subject to the  restrictions set forth below, if at any time after the Closing  (as  defined in the  Purchase  Agreement),  the Company  shall receive from Holders a written  request to register at least fifty  percent
     (50%) of the  Registrable  Securities  owned by the Holders on a collective basis (or their respective successors and permitted assigns) as of the date of such  request,  then the  Company  shall  effect as soon  thereafter  as practicable  the  Registration  under the Securities Act of all Registrable
     Securities  which any Holder  requests to be registered.  The Company shall not be  obligated  to effect,  or to take any  action to  effect,  any such registration  pursuant to this Section 2.01 during the period starting with the date sixty (60) days prior to the Company's  good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated Registration;  provided that the
     Company has delivered  notice of such  Registration to the Holders prior to its receipt of the Holders' written request for a demand Registration,  and it continues  to actively  employ in good faith all  reasonable  efforts to cause such Registration Statement to become effective.

          Furthermore, the Company shall not be required to effect more than one
     (1) Registration under this Section 2.01(a) on behalf of Holders; provided, that (i) a Registration  shall not be counted for such purposes unless such
     Registration has become effective and all of the Registrable  Securities to be  registered  on behalf of Holders  have been sold,  in  accordance  with
     Section 3.01(a) of this Agreement,  and (ii) a Registration shall not count with respect to an Objecting  Holder (as defined in Section
     2.01(b)  below).  No  Registration  made by the  Company  pursuant  to this
     Section  shall  be  an  Underwritten  Registration,  unless  the  Board  of
     Directors,  in its sole discretion,  determines that it is in the Company's best interest to combine such Registration with an Underwritten Offering of the Common Stock that is to be made on behalf of the Company.

          (b) If the Board of  Directors  authorizes  the Company to include the
     Registrable  Securities of the Holders in an Underwritten Offering, and any
     Holder  of  Registrable   Securities   disapproves  of  the  terms  of  the
     underwriting,  then the Holder may elect to withdraw  therefrom  by written notice  to the  Company,  the  underwriters'  representative  and the other
     Holders  delivered  within  three (3)  business  days of the  Holder  being provided the terms of the underwriting  (any Holder  delivering such notice being  referred  to  herein  as an  "Objecting  Holder").  The  Registrable
     Securities  so  withdrawn  will  also be  withdrawn  from the  Registration
     Statement.  In the case of any such  withdrawal by an Objecting  Holder(s),
     the  Objecting   Holder(s)  shall  retain  the  right  to  request  another registration  of its  shares  under  Section  2.01(a);  provided,  that the
     Objecting  Holder(s)  must wait until the  earlier of (i) ninety  (90) days following the completion of the  Underwritten  Offering or (ii) the date on which  the  Underwritten  Offering  is  abandoned  by the  Company,  before exercising  such  demand  right  with  respect to the  registration  of the
     Registrable Securities.

          (c) If the  Holders  decide to  withdraw  a demand  after the  Company commences  preparation of a Registration  Statement,  then the Holders will pay the Registration  Expenses incurred in connection with the Registration
     Statement  and will no longer have demand  registration  rights  under this
     Section 2.01; provided,  however,  that the Holders will not be required to pay the Registration  Expenses and the Holders will continue to be entitled to  exercise  its demand  registration  rights  under  Section  2.01 if the withdrawal  results  within five (5) business  days of the discovery by the
     Holders  of a fact  that  has or could  reasonably  be  expected  to have a
     Material  Adverse  Effect (as defined in the  Purchase  Agreement)  or that could  reasonably  be  expected  to  materially  impair  the  value  of the
     Registrable  Securities or the ability to consummate the proposed  offering and that was not known to the Holders at the time of the request.

     2.02  Piggyback  Registration.  Each  time the  Company  decides  to file a
Registration Statement under the Securities Act with respect to its Common Stock
(other than on Forms S-4 or S-8 or any successor  form for the  registration  of securities  issued or to be issued in connection with a merger or acquisition or employee benefit plan),  including any Registration Statement filed on behalf of stockholders  of the  Company  exercising  registration  rights  granted  by the
Company  with  respect to such shares,  the Company  shall give  written  notice thereof to Holders.  The Company  shall include in such  Registration  Statement such shares of Registrable Securities for which it has received written requests to register such shares  within  thirty (30) days after such written  notice has been given.

     If  in  the  good  faith  judgment  of  the  managing  underwriter  in  any
Underwritten  Offering,  the  inclusion  of  all of the  shares  of  Registrable
Securities  and any other  Common  Stock  requested  to be  registered  by third parties holding similar  registration rights would interfere with the successful  marketing of a smaller number of such shares, then the number of shares of  Registrable  Securities  and other Common Stock to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company)  shall be reduced as provided  herein.  The Company shall advise all Holders of securities requesting registration of the underwriters' decision, and the number of shares of  securities  that are entitled to be included in the
Underwritten Registration shall be allocated first to the Company for securities being sold for its own  account  and  thereafter  as set forth in  Section  2.03 below.  If any person does not agree to the terms of any such  underwriting,  he shall  be  excluded  therefrom  by  written  notice  from  the  Company  or  the
underwriter.   Any  Registrable  Securities  or  other  securities  excluded  or withdrawn from such underwriting shall be withdrawn from such  registration.  If shares  are so  withdrawn  from the  registration  or if the number of shares of
Registrable  Securities  to be  included  in such  registration  was  previously reduced as a result of marketing  factors,  the Company  shall then offer to all persons who have retained the right to include  securities  in the  registration the right to include  additional  securities in the registration in an aggregate amount  equal to the  number  of  shares so  withdrawn,  with such  shares to be allocated among the persons requesting  additional  inclusion in accordance with
Section 2.03 below.

     2.03  Registration  Cutback.  In  any  circumstance  in  which  all  of the
Registrable  Securities  and  other  shares  of  Common  Stock  of  the  Company
(including  shares of Common Stock  issued or issuable  upon  conversion  of any currently  unissued  securities  of the Company) with  registration  rights (the
"Other Shares")  requested to be included in a registration on behalf of Holders or other selling  stockholders  cannot be so included as a result of limitations of the aggregate  number of shares of  Registrable  Securities  and Other Shares that may be so  included,  the number of shares of  Registrable  Securities  and
Other  Shares  that may be so  included  shall be  allocated  among  each of the
Holders and other selling  stockholders  requesting inclusion of shares pro rata on the basis of the number of shares  Registrable  Securities  and Other  Shares that  would  be held by each of the  Holders  and  other  selling  stockholders, assuming  conversion.  If any Holders or any other selling stockholders does not request inclusion of the maximum number of shares of Registrable  Securities and
Other Shares allocated to him or it pursuant to the  above-described  procedure, the remaining  portion of such  stockholder's  allocation  shall be  reallocated among those other selling  stockholders  whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities and Other
Shares  which  would be held by the  Holders  and  other  selling  stockholders, assuming  conversion,  and this  procedure  shall be  repeated  until all of the shares of  Registrable  Securities and Other Shares which may be included in the registration  on behalf of Holders and other selling  stockholders  have been so allocated.

                                   ARTICLE III
                               COMPANY PROCEDURES

     3.01  General  Procedures.  If and  whenever  the  Company is  required  to register Registrable Securities, the Company will use its best efforts to effect such  registration  to  permit  the  sale  of  such  Registrable  Securities  in accordance with the intended plan of distribution  thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a)  prepare  and  file  with  the  SEC  as  soon  as   practicable  a
     Registration  Statement with respect to such Registrable Securities and use its reasonable best efforts to

     cause such Registration  Statement to become effective and remain effective until the Registrable  Securities  covered by such  Registration  Statement have been sold;

          (b) prepare and file with the SEC such  amendments and  post-effective amendments  to the  Registration  Statement,  and such  supplements  to the
     Prospectus,   as  may  be  requested  by  Holders  or  any  underwriter  of
     Registrable  Securities or as may be required by the rules,  regulations or instructions  applicable to the registration form used by the Company or by the  Securities  Act or  rules  and  regulations  thereunder  to  keep  the
     Registration  Statement effective until all Registrable  Securities covered by such  Registration  Statement are sold in  accordance  with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          (c) deliver to Holders and the  underwriters,  if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such
     Persons may reasonably  request (the Company hereby  consents to the use of each such  Prospectus  or  preliminary  prospectus  by the  Holders and the underwriters,  if any,  in  connection  with the  offering  and sale of the
     Registrable   Securities   covered  by  such   Prospectus  (or  preliminary
     prospectus)  and a  reasonable  number  of  copies  of  the  then-effective
     Registration  Statement and any  post-effective  amendments thereto and any
     supplements  to  the  Prospectus,   including   financial   statements  and
     schedules, all documents incorporated therein by reference and all exhibits
     (including those incorporated by reference);

          (d) prior to any public offering of Registrable  Securities,  register or qualify or cooperate with Holders,  the underwriters,  if any, and their respective  counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky  laws  of such  jurisdictions  as  Holders  or  such  underwriters  may designate in writing and do anything else  necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the  Registration  Statement;  provided,  that the Company  shall not be required to qualify  generally to do business in any jurisdiction  where it is not then so qualified  or to take any action  which would  subject it to general service of process in any such jurisdiction where it is not then so subject;

          (e)  cause  all  such  Registrable  Securities  to be  listed  on each
     securities   exchange  or  automated  quotation  system  on  which  similar securities issued by the Company are then listed;

          (f) provide a transfer  agent and registrar  for all such  Registrable
     Securities  not  later  than  the  effective  date  of  such   Registration
     Statement;

          (g) advise each seller of such Registrable Securities,  promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending  the  effectiveness  of such  Registration
     Statement or the  initiation  or  threatening  of any  proceeding  for such purpose  and  promptly  use its  reasonable  best

     efforts  to  prevent  the  issuance  of any  stop  order or to  obtain  its withdrawal if such stop order should be issued;

          (h) notify  Holders  at any time when a  prospectus  relating  to such
     Registration  Statement  is required to be delivered  under the  Securities
     Act,  of the  happening  of any event as a result  of which the  prospectus included  in such  Registration  Statement,  as then in effect,  includes a
     Misstatement, and then to correct such Misstatement as set forth in Section
     3.05; and

          (i) permit a representative of Holders, the underwriters,  if any, and
     any  attorney  or  accountant   retained  by  Holders  or   underwriter  to
     participate,  at each such Person's own expense,  in the preparation of the
     Registration  Statement,  and cause the Company's  officers,  directors and employees  to  supply  all  information  reasonably  requested  by any such representative,  underwriter, attorney or accountant in connection with the
     Registration;  provided, however, that such representatives,  underwriters, attorneys or accountants  enter into a confidentiality  agreement,  in form and substance reasonably  satisfactory to the Company, prior to the release or disclosure of any such information.

     3.02 Registration  Expenses. The Registration Expenses of all Registrations
shall be borne by the Company.  It is  acknowledged by Holders that Holders will each  bear  all  selling  expenses  relating  to the  sale  of  its  Registrable
Securities, such as underwriters' commissions and discounts,  brokerage fees and underwriter  marketing  costs  not  allocable  to the  Company  and all fees and expenses of any legal counsel  representing Holders pro rata on the basis of the number of Registrable Securities being offered for sale by each of the Holders.

     3.03  Requirements for Participation in Underwritten  Offerings.  No person may  participate  in any  Underwritten  Offering  for equity  securities  of the
Company  pursuant to a Registration  initiated by the Company  hereunder  unless such Person (a) agrees to sell such Person's securities on the basis provided in any  underwriting  arrangements  approved by the Company and (b)  completes  and
executes  all   questionnaires,   powers  of  attorney,   indemnities,   lock-up
agreements,  underwriting agreements and other documents normally required under the terms of such underwriting arrangements.

     3.04  Suspension of Sales.  Upon receipt of written notice from the Company that a Registration  Statement or Prospectus  contains a  Misstatement,  Holders shall forthwith discontinue  disposition of Registrable  Securities until it has
received  copies  of  a  supplemented  or  amended  Prospectus   correcting  the
Misstatement  (it being  understood that the Company hereby covenants to prepare and file such  supplement or amendment as soon as practicable  after the time of such  notice),  or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

     3.05  Reporting  Obligations.  As long as either of the  Holders  shall own
Registrable  Securities,  the Company,  at all times while it shall be reporting under the  Exchange  Act,  covenants  to file  timely (or obtain  extensions  in respect  thereof  and file  within the  applicable  grace  period)  all  reports required  to be filed by the Company  after the date hereof  pursuant to

Section 13(a) or 15(d) of the Exchange Act and to promptly  furnish Holders with true and complete copies of all such filings. The Company further covenants that it will take such further action as Holders may reasonably  request,  all to the extent  required  from time to time to enable  Holders to sell  shares of Common
Stock held by Holders without  registration  under the Securities Act within the limitation  of the  exemptions  provided  by  Rule  144  promulgated  under  the
Securities Act ("Rule 144"),  including  providing any legal opinions.  Upon the request of Holders, the Company shall deliver to Holders a written certification of  a  duly  authorized  officer  as  to  whether  it  has  complied  with  such requirements.

     3.06 Indemnification.

          (a) The Company agrees to indemnify,  to the extent  permitted by law, the Holders of Registrable Securities,  its officers and directors and each
     Person who controls such Holders (within the meaning of the Securities Act)
     against all losses,  claims,  damages,  liabilities and expenses (including attorneys'  fees)  caused by any  untrue or  alleged  untrue  statement  of material  fact  contained  in any  Registration  Statement,  prospectus  or preliminary  prospectus or any amendment  thereof or supplement  thereto or any omission or alleged  omission of a material  fact required to be stated
     therein or necessary to make the statements therein not misleading,  except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holders  expressly  for use therein or by such Holders'  failure to deliver a copy of the  Registration  Statement or prospectus or any amendments or  supplements  thereto after the Company has furnished such Holders with a sufficient  number of copies of the same. The
     Company will indemnify the  underwriters,  their officers and directors and each  Person who  controls  such  underwriters  (within  the meaning of the
     Securities  Act) to the same extent as provided  above with  respect to the indemnification of the Holders.

          (b) In connection with any  Registration  Statement in which a Holders of Registrable  Securities is  participating,  such Holders will furnish to the  Company in writing  such  information  and  affidavits  as the Company reasonably  requests  for use in  connection  with  any  such  Registration
     Statement or prospectus and, to the extent permitted by law, will indemnify the  Company,  its  directors  and  officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses,  claims,  damages,  liabilities  and  expenses  (including  without limitation  reasonable attorneys' fees) resulting from any untrue statement of material fact  contained in the  Registration  Statement,  prospectus or preliminary  prospectus or any amendment  thereof or supplement  thereto or any omission of a material fact required to be stated  therein or necessary to make the statements therein not misleading,  but only to the extent that such untrue  statement  or  omission is  contained  in any  information  or affidavit  so  furnished  in  writing  by such  Holders  expressly  for use therein;  provided,  that the obligation to indemnify will be several,  not joint and several,  among such Holders of Registrable  Securities,  and the liability  of  each  such  Holders  of  Registrable  Securities  will be in proportion to and limited to the gross amount received by such Holders from the sale or Registrable Securities pursuant to such Registration Statement.
     The Holders of  Registrable  Securities  will  indemnify the  underwriters, their  officers,  directors and

     each  Person who  controls  such  underwriters  (within  the meaning of the
     Securities  Act) to the same  extent as  provided  above  with  respect  to indemnification of the Company.

          (c) Any person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it  seeks  indemnification  and (ii)  unless  in such  indemnified  party's reasonable  judgment a conflict of interest  between such  indemnified  and indemnifying  parties  may exist with  respect to such  claim,  permit such indemnifying  party to  assume  the  defense  of such  claim  with  counsel reasonably  satisfactory  to the  indemnified  party.  If such  defense  is assumed,  the  indemnifying  party will not be subject to any liability for any settlement made by the indemnified  party without its consent (but such consent will not be unreasonably  withheld).  An indemnifying  party who is not entitled  to, or elects not to,  assume the defense of a claim will not be  obligated to pay the fees and expenses of more than one counsel for all parties  indemnified by such indemnifying party with respect to such claim, unless in the reasonable  judgment of any  indemnified  party a conflict of interest  may exist  between such  indemnified  party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification  provided for under this Agreement will remain in full  force and effect  regardless  of any  investigation  made by or on behalf of the  indemnified  party or any officer,  director or  controlling person  of  such  indemnified  party  and  will  survive  the  transfer  of
     securities.   The  Company  and  each  Holders  of  Registrable  Securities participating  in the offering  also agrees to make such  provisions as are reasonably  requested by any  indemnified  party for  contribution  to such party in the  event  the  Company's  or such  Holders'  indemnification  is unavailable for any reason.

     3.07  Restrictions  on Public Sales.  In  consideration  of the  agreements contemplated  herein,  Holders and the Company  further  agree to the  following restrictions:

          (a) Holders, if the Company or the managing underwriters so request in connection with any underwritten  registration of the Company'  securities, will  not,  without  the  prior  written  consent  of the  Company  or such underwriters,  effect any sale of the Registrable  Securities to the public pursuant to a public  offering or  otherwise or other  distribution  of any equity  securities of the Company,  including any sale pursuant to Rule 144
     (each of the  foregoing,  a "Prohibited  Sale"),  during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration,  except in connection with such underwritten registration; provided, that the foregoing shall not apply to  restrict  the sale by any Holders  who  together  with any of its
     Affiliates,  as such term is defined in the Securities Act, holds less than two percent (2%) of the Common Stock on a fully diluted basis.

          (b) The  Company  agrees  not to effect any  Prohibited  Sale or other distribution of its equity securities,  or any securities  convertible into or  exchangeable  or  exercisable  for such equity  securities,  during the period  commencing  on the  seventh  day  prior to,  and  ending on the one hundred  eightieth  (180th)  day  following,  the  effective  date  of  any underwritten  Demand or Piggyback  Registration,  except in connection with any such

     underwritten  registration  and  except  for any  offering  pursuant  to an employee benefit plan and registered on Form S-8 (or any successor form).

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.01  Notices.  All  notices  and  other  communications  provided  for  or permitted  hereunder  shall be made in  accordance  with the  notice  provisions contained in Section 8.03 of the Purchase Agreement.

     4.02  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors  and assigns of the Company.  No rights under this Agreement may be assigned by Holders  without the prior written  consent of the Company.

     4.03 Counterparts.  This Agreement may be executed in multiple counterparts
(including facsimile  counterparts),  each of which shall be deemed an original, and all of which together shall constitute the same instrument,  but only one of which need be produced.

     4.04 GOVERNING LAW; VENUE.  NOTWITHSTANDING  THE PLACE WHERE THIS AGREEMENT
MAY BE EXECUTED BY ANY OF THE PARTIES HERETO,  THE PARTIES  EXPRESSLY AGREE THAT
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF
DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE  RESIDENTS  ENTERED INTO AND TO
BE PERFORMED  ENTIRELY  WITHIN  DELAWARE,  WITHOUT REGARD TO THE CONFLICT OF LAW
PROVISIONS OF SUCH JURISDICTION.  VENUE FOR ANY ACTION TO ENFORCE, INTERPRET, OR
RESOLVE ANY DISPUTE WITH RESPECT TO ANY  PROVISION  OF THIS  AGREEMENT  SHALL BE
EXCLUSIVELY  IN GREENE COUNTY,  MISSOURI,  AND ALL PARTIES HERETO AGREE THAT ANY
LITIGATION  DIRECTLY OR INDIRECTLY  RELATING TO THIS  AGREEMENT  MUST BE BROUGHT
BEFORE AND  DETERMINED BY A COURT OF COMPETENT  JURISDICTION  WITHIN SUCH COUNTY
AND  STATE.  EACH  OF  THE  PARTIES  FURTHER  ACKNOWLEDGE  THAT  SUCH  VENUE  IS
APPROPRIATE  AND AGREE NOT TO RAISE ANY  ARGUMENT  THAT SUCH VENUE IS IN ANY WAY
UNDULY  INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE
OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

     4.05  Amendments and  Modifications.  Upon the written  consent of Holders, compliance  with any of the  provisions,  covenants and  conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be  modified.  No course of dealing  between  Holders or the Company and any other  party  hereto or,  amended or deleted any failure or delay on the part of
Holders or the Company in exercising any rights or remedies under this Agreement shall  operate as a waiver of any rights or remedies of Holders or the  Company.
No single or partial  exercise of any rights or remedies under this Agreement by a party shall  operate as a waiver or preclude  the exercise of any other rights or remedies hereunder or thereunder by such party.

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     4.06 Additional  Registration  Rights. The Company has not entered into any agreement granting  registration  rights to any other Person with respect to the securities  of  the  Company  that  are  not  already  subject  to an  effective registration  statement  and are not pari  passu or  subordinate  to the  rights granted to the Holders in this Agreement with respect to any demand registration rights of the type  described in Section 2.01.  The Company will not on or after the date of this Agreement  enter into any such  agreement  without the Holders'
prior written consent,  unless there are no outstanding  Registrable  Securities that have not been registered  pursuant to a Registration  under this Agreement.
Any agreement  entered into pursuant to such consent will not be amended without a further written consent of the Holders.

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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

                                      COMPANY:

                                      DECORIZE, INC.,
                                      a Delaware corporation

                                      By:  /s/ Alex Budzinsky
                                         ---------------------------------------
                                      Name:  Alex Budzinsky
                                      Title: Executive Vice President and CFO

                                      HOLDERS:

                                      QUEST CAPITAL ALLIANCE, L.L.C.
                                      a Missouri limited liability company

                                      By:  /s/ Steven W. Fox
                                         ---------------------------------------
                                      Name:  Steven W. Fox
                                      Title: General Manager

                                      SRC HOLDINGS CORPORATION,
                                      a Missouri corporation

                                      By:  /s/ John P. Stack
                                         ---------------------------------------
                                      Name:  John P. Stack
                                      Title: President and CEO

                                       12